UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

NuVasive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121
(Address of principal executive offices) (Zip Code)

(858) 909-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NUVA	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 1, 2021, NuVasive, Inc. (the “Company”) issued a press release (the “Organizational Press Release”) announcing new executive leadership roles. A copy of the Organizational Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In the Organizational Press Release, the Company announced that it was realigning the leadership structure for its commercial, commercial enablement, product marketing, and spine research and development organizations, as well as NuVasive Specialized Orthopedics and NuVasive Clinical Services, effective September 1, 2021. Massimo Calafiore, who currently serves as Executive Vice President, Global Business Units, with responsibility for the Company’s business units, product marketing, and spine research and development functions, has assumed the role of Executive Vice President, Chief Commercial Officer, with responsibility for the Company’s product marketing, commercial, and commercial enablement functions, as well as the Company’s business units. The Company also announced that it created a new Chief Technology Officer role, reporting directly to the Chief Executive Officer, to lead spine research and development. With this new structure, the Company eliminated the role of Executive Vice President, Global Commercial, currently held by Brent Boucher, who will be transitioning out of the organization.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description.
99.1	Press Release issued by NuVasive, Inc. on September 1, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: September 1, 2021	/s/ Matthew K. Harbaugh
Matthew K. Harbaugh
Executive Vice President and Chief Financial Officer